UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

IT TECH PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34577	20-4158835
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Science Park, Juli Road Xushui District, Baoding City Hebei Province, China, 072550
(address of principal executive offices) (zip code)

Tel: +86 312-8698215
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ITP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

On June 9, 2022, the Board of Directors of IT Tech Packaging, Inc., a Nevada corporation (the “Company”), approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-10 (the “Reverse Stock Split”). Under Nevada Revised Statutes (“NRS”) Section 78.207, the Company may decrease its authorized shares of Common Stock and correspondingly decrease its number of issued and outstanding shares of Common Stock by resolution adopted by the board of directors, without obtaining the approval of the stockholders. The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to NRS Section 78.209 with the Secretary of State of the State of Nevada on July 7, 2022 (the “Effective Date”). As a result of the filing of the Certificate, the number of shares of the Company’s authorized Common Stock was reduced from 500,000,000 shares to 50,000,000 shares and the issued and outstanding number of shares of the Company’s Common Stock was correspondingly decreased. There was no change to the par value of the Company’s Common Stock.

The Common Stock is listed on the NYSE American under the symbol “ITP.” The Company has obtained approval of the Reverse Stock Split by the NYSE American. The Reverse Stock Split will be effected in the NYSE American on July 8, 2022.

Split Adjustment; Treatment of Fractional Shares:

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 10, with such resulting number of shares rounded up to the nearest whole share. The Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Certificated and Non-Certificated Shares:

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Empire Stock Transfer, at the address set forth below. Empire Stock Transfer will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

Empire Stock Transfer

1859 Whitney Mesa Dr,

Henderson, NV 89014

Capitalization:

The Reverse Stock Split has no effect on the par value of the Common Stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description under Item 3.03 above of the reduction in the number of shares of the Company’s authorized and issued and outstanding Common Stock is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Change filed with the Secretary of State of the State of Nevada on July 7, 2022.
99.1	Press release dated July 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: July 7, 2022	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer and Chairman

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